                                                             Exhibit (d)(12)(vi)

                              AMENDED AND RESTATED
                          INVESTMENT ADVISORY AGREEMENT


         AGREEMENT, dated as of December 5, 2001, by and between The Equitable Life Assurance Society of the United States, a New York stock life insurance corporation (the "Manager"), and Alliance Capital Management L.P., a Delaware limited partnership (the "Adviser").

         WHEREAS, EQ Advisors Trust (the "Trust") is registered as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act");

         WHEREAS, the Trust's shareholders are and will be separate accounts maintained by insurance companies for variable life insurance policies and variable annuity contracts under which income, gains, and losses, whether or not realized, from assets allocated to such accounts are, in accordance with such policies and contracts, credited to or charged against such accounts without regard to other income, gains, or losses of such insurance companies;

         WHEREAS, the Trust is and will continue to be a series fund having two or more investment portfolios, each with its own investment objectives, policies and restrictions;

         WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"), and is the investment manager to the Trust;

         WHEREAS, the Adviser is registered as an investment adviser under the Advisers Act;

         WHEREAS, the Investment Company Act prohibits any person from acting as an investment adviser to a registered investment company except pursuant to a written contract; and

         WHEREAS, the Board of Trustees of the Trust and the Manager desire that the Manager retain the Adviser to render investment advisory services to the portfolios, or a discrete portion of a multi-advised portfolio ("Allocated Portion"), of the Trust specified in Appendix A to this Agreement ("Portfolios"), as such Appendix A may be amended by Manager and Adviser from time to time, subject to the oversight of the Board of Trustees of the Trust, on the terms hereinafter set forth and in the manner described in the Trust's Prospectus and Statement of Additional Information (as hereinafter described);

         NOW, THEREFORE, the Manager and the Adviser agree as follows:

1.       APPOINTMENT OF ADVISER

         The Manager hereby appoints the Adviser to act as investment adviser for the Portfolios and Allocated Portions, subject to the supervision and control of the Manager and the Trustees of the Trust, and in accordance with the terms and conditions of this Agreement. The Adviser will be an independent contractor and will have no authority to act for or represent the Trust or the Manager in any way or otherwise be deemed an agent of the Trust or the Manager except as expressly authorized in this Agreement or another writing by the Trust, the Manager and the Adviser.

2.       SERVICES TO BE RENDERED BY THE ADVISER TO THE TRUST

         A. As investment adviser to the Portfolios and Allocated Portions, the Adviser will manage the investment and reinvestment of the assets of the Portfolios and Allocated Portions and determine the composition of the assets of the Portfolios and Allocated Portions, subject always to the supervision and control of the Manager and the Trustees of the Trust.

         B. As part of the services it will provide hereunder, the Adviser will:

                  (i) obtain and evaluate pertinent economic, statistical, financial, and other information affecting the economy generally and individual companies or industries, the securities of which are included in the Portfolios and Allocated Portions or are under consideration for inclusion in the Portfolios and Allocated Portions;

                  (ii) formulate and implement a continuous investment program for the Portfolios and Allocated Portions;

                  (iii) take whatever steps are necessary to implement the investment program for the Portfolios and Allocated Portions by the purchase and sale of securities and other investments, including the placing of orders for such purchases and sales;

                  (iv) keep the Trustees of the Trust and the Manager fully informed in writing on an ongoing basis of all material facts concerning the investment and reinvestment of the assets in the Portfolios and Allocated Portions, the Adviser and its personnel and operations, make regular and special written reports of such additional information concerning the same as may reasonably be requested from time to time by the Manager or the Trustees of the Trust and attend meetings with the Manager and/or the Trustees, as reasonably requested, to discuss the foregoing,

                  (v) provide determinations of the fair value of certain portfolio securities when market quotations are not readily available for the purpose of calculating the Portfolio's net asset value in accordance with procedures and methods established by the Trustees of the Trust;

                  (vi) provide any and all information, records and supporting documentation about accounts the Adviser manages that have investment objectives, policies, and strategies substantially similar to those employed by the Adviser in managing the Portfolios and Allocated Portions that may be reasonably necessary, under applicable laws, to allow the Trust or its agent to present information concerning the Adviser's prior performance in the Trust Prospectus and SAI (as hereinafter defined) and any permissible reports and materials prepared by the Trust or its agent; and

                  (vii) cooperate with and provide reasonable assistance to the Manager, the Trust administrator, the Trust's custodian and foreign custodians, the Trust's transfer agent and pricing agents and all other agents and representatives of the Trust and the Manager, keep all such persons fully informed as to such matters as they may reasonably deem necessary to the performance of their obligations to the Trust and the Manager, provide prompt responses to reasonable requests made by such persons and establish appropriate interfaces with each so as to promote the efficient exchange of information.

         C. In furnishing services hereunder, the Adviser shall be subject to, and shall perform in accordance with, (i) the Trust's Agreement and Declaration of Trust, as the same may be hereafter modified and/or amended from time to time (the "Trust Declaration"), (ii) the By-Laws of the Trust , as the same may be hereafter modified and/or amended from time to time (the "By-Laws"), (iii) the currently effective Prospectus and Statement of Additional Information of the Trust filed with the SEC, as the same may be hereafter modified, amended and/or supplemented (the "Prospectus and SAI"), (iv) the Investment Company Act, with the requirements applicable to both regulated investment companies and segregated asset accounts under Subchapters M and L of the Internal Revenue Code of 1986, as amended, all other applicable state and federal securities and other laws, all regulations with respect to the foregoing, (v) the Trust's Compliance Manual and other policies and procedures adopted from time to time by the Board of Trustees of the Trust and (vi) the written instructions of the Manager.

         D. The Adviser, at its expense, will furnish: (i) all necessary investment and management facilities and investment personnel, including salaries, expenses and fees of any personnel required for it to faithfully perform its duties under this Agreement; and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Portfolios and Allocated Portions (excluding that necessary for the determination of net asset value and shareholder accounting services).

         E. The Adviser will select brokers and dealers to effect all portfolio transactions subject to the conditions set forth herein. The Adviser will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions if applicable. The Adviser is directed at all times to seek to execute brokerage transactions for the Portfolios and Allocated Portions
(i) in accordance with any written policies, practices or procedures as may be established by the Board of Trustees, or (ii) as described in the Trust's Prospectus and SAI. In placing orders for the purchase or sale of investments for the Portfolios and Allocated Portions, in the name of the Portfolios and Allocated Portions or its nominees, the Adviser shall use its best efforts to obtain for the Portfolios and Allocated Portions the most favorable price and best execution available, considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement.

         F. Subject to the appropriate policies and procedures approved by the Board of Trustees, the Adviser may, to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934, cause the Portfolios and Allocated Portions to pay a broker or dealer that provides brokerage or research services to the Manager, the Adviser, and the Portfolios and Allocated Portions an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services provided viewed in terms of that particular transaction or the Adviser's overall responsibilities to the Portfolios and Allocated Portions or its other advisory clients. To the extent authorized by said Section 28(e) and the Trust's Board of Trustees, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action. In addition, subject to seeking the most favorable price and best execution available, the Adviser may also consider sales of shares of the Trust as a factor in the selection of brokers and dealers.

         G. On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Portfolios or Allocated Portions as well as other clients of the Adviser, the Adviser to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner the Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Portfolios or Allocated Portions and to its other clients.

         H. The Adviser will maintain all accounts, books and records with respect to the Portfolios and Allocated Portions as are required of an investment adviser of a registered investment company pursuant to the Investment Company Act and Advisers Act and the rules thereunder and shall file with the SEC all forms pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, with respect to the discretionary management of the assets of the Portfolios and Allocated Portions.

3.       COMPENSATION OF ADVISER

         The Manager will pay the Adviser an advisory fee with respect to the Portfolios and Allocated Portions at the annual rate specified in Appendix B to this Agreement. The advisory fee due and payable hereunder on account of the days in any calendar month shall be due and payable within ten (10) business days following the end of such calendar month.

4.       LIABILITY OF ADVISER

         Except as may otherwise be provided by the Investment Company Act or any other federal securities law, the Adviser shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Manager or the Trust as a result of any error of judgment or mistake of law with respect to the Portfolio, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Adviser for, and the Adviser shall indemnify and hold the Trust, the Manager, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the Securities Act of 1933) harmless from and against, any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by any of such persons arising out of or based on (a) any willful misconduct, bad faith, reckless disregard or gross negligence of the Adviser in the performance of any if its duties or obligations hereunder or (b) any untrue statement of a material fact contained in the Prospectus and SAI, or the omission to state therein a material fact known to the Adviser which was required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Trust by the Adviser.

5.       NON-EXCLUSIVITY

         The services of the Adviser to the Portfolios, Allocated Portions and the Trust are not to be deemed to be exclusive, and the Adviser shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that the directors, officers, and employees of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees, or employees of any other firm or corporation, including other investment companies.

6.       SUPPLEMENTAL ARRANGEMENTS

         The Adviser may from time to time employ or associate with itself any person it believes to be particularly fitted to assist it in providing the services to be performed by the Adviser hereunder, provided that no such person shall perform any services with respect to the Portfolios and Allocated Portions that would constitute an assignment or require a written advisory agreement pursuant the Investment Company Act. Any compensation payable to such persons such be the sole responsibility of the Advisor, and neither the Manager nor the Trust shall have any obligations with respect thereto.

7.       REGULATION

         The Adviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports, or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

8.       RECORDS

         The records relating to the services provided under this Agreement shall be the property of the Trust and shall be under its control; however, the Trust shall furnish to the Adviser such records and permit it to retain such records (either in original or in duplicate form) as it shall reasonably require in order to carry out its duties. In the event of the termination of this Agreement, such records shall promptly be returned to the Trust by the Adviser free from any claim or retention of rights therein. The Manager and the Adviser shall keep confidential any information obtained in connection with its duties hereunder and disclose such information only if the Trust has authorized such disclosure or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities.

9.       DURATION OF AGREEMENT

         This Agreement shall become effective with respect to the Portfolios and Allocated Portions on the later of the date of its execution or the date of the commencement of the Portfolios or Allocated Portions. This Agreement will continue in effect for a period more than one year from the date of its execution only so long as such continuance is specifically approved at least annually by the Board of Trustees provided that in such event such continuance shall also be approved by the vote of a majority of the Trustees who are not "interested persons" (as defined in the Investment Company Act) ("Independent Trustees") of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval.

10.      TERMINATION OF AGREEMENT

         This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Independent Trustees, by the vote of a majority of the outstanding voting securities of the Portfolio, on sixty (60) day's written notice to the Manager and the Adviser, or by the Manager or Adviser on sixty (60) day's written notice to the Trust and the other party. This Agreement will automatically terminate, without the payment of any penalty, (i) in the event of its assignment (as defined in the Investment Company Act), or (ii) in the event the Investment Management Agreement between the Manager and the Trust is assigned (as defined in the Investment Company Act) or terminates for any other reason. This Agreement will also terminate upon written notice to the other party that the other party is in material breach of this Agreement, unless the other party in material breach of this Agreement cures such breach to the reasonable satisfaction of the party alleging the breach within thirty (30) days after written notice.

11.      PROVISION OF CERTAIN INFORMATION BY ADVISER

         The Adviser will promptly notify the Manager in writing of the occurrence of any of the following events:

         A. the Adviser fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

         B. the Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry, or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Trust; and/or

         C. the chief executive officer or controlling stockholder of the Adviser or the portfolio manager of the Portfolios or Allocated Portions change or there is otherwise an actual change in control or management of the Adviser.

12.      USE OF ADVISER'S NAME

         The Manager will not use the Adviser's name (or that of any affiliate) in Trust literature without prior review and approval by the Adviser, which may not be unreasonably withheld or delayed.

         13.      AMENDMENTS TO THE AGREEMENT

         Except to the extent permitted by the Investment Company Act or the rules or regulations thereunder or pursuant to any exemptive relief granted by the Securities and Exchange Commission ("SEC"), this Agreement may be amended by the parties only if such amendment, if material, is specifically approved by the vote of a majority of the outstanding voting securities of the Portfolio (unless such approval is not required by Section 15 of the Investment Company Act as interpreted by the SEC or its staff) and by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to the Portfolio if a majority of the outstanding voting securities of the Portfolio vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of any other Portfolio affected by the amendment or all the portfolios of the Trust.

14.      ASSIGNMENT

         No assignment (as that term is defined in the Investment Company Act) shall be made by the Adviser without the prior written consent of the Trust and the Manager. Notwithstanding the foregoing, no assignment shall be deemed to result from any changes in the directors, officers or employees of the Adviser except as may be provided to the contrary in the Investment Company Act. The Adviser agrees that it will notify the Trust and the Manager of from any changes in the directors, officers or employees of the Adviser within a reasonable time thereafter.

15.      ENTIRE AGREEMENT

         This Agreement contains the entire understanding and agreement of the parties with respect to the Portfolios and Allocated Portions.

16.      HEADINGS

         The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

17.      NOTICES

         All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of each applicable party in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. The specific person to whom notice shall be provided for each party will be specified in writing to the other party. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.

         For: The Equitable Life Assurance Society of the United States Patricia Louie, Vice President and Counsel
                  1290 Avenue of the Americas, 8th Floor
                  New York, New York 10104

         For:     EQ Advisors Trust
                  Patricia Louie, Vice President and Counsel
                  1290 Avenue of the Americas, 8th Floor
                  New York, New York 10104

         For:     Alliance Capital Management, L.P.
                  Mark Manley, Senior Vice President,
                   Counsel and Assistant Secretary
                  1345 Avenue of the Americas
                  New York, New York 10105

18.      SEVERABILITY

         Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

19.      GOVERNING LAW

         The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of the State of Delaware, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.

20.      INTERPRETATION

         Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the Investment Company Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested persons," "assignment," and "affiliated persons," as used herein shall have the meanings assigned to them by Section 2(a) of the Investment Company Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first mentioned above.


THE EQUITABLE LIFE ASSURANCE             ALLIANCE CAPITAL MANAGEMENT L.P.
SOCIETY OF THE UNITED STATES
                                         By: ALLIANCE CAPITAL MANAGEMENT
                                               CORPORATION, its General Partner


By:    /s/ Peter D. Noris                  By:      /s/ Mark R. Manley
    --------------------------------           ---------------------------------
       Peter D. Noris                            Mark R. Manley
       Executive Vice President                  Assistant Secretary

                                   APPENDIX A
               AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT


                         EQ/Aggressive Stock Portfolio*
                       EQ/Alliance Common Stock Portfolio
                          EQ/Equity 500 Index Portfolio
                          EQ/Alliance Global Portfolio
                     EQ/Alliance Growth and Income Portfolio
                     EQ/Alliance Growth Investors Portfolio
                        EQ/Alliance High Yield Portfolio
            EQ/Alliance Intermediate Government Securities Portfolio
                       EQ/Alliance International Portfolio
                       EQ/Alliance Money Market Portfolio
                       EQ/Alliance Quality Bond Portfolio
                      EQ/Alliance Premier Growth Portfolio
                     EQ/Alliance Small Cap Growth Portfolio
                        EQ/Alliance Technology Portfolio
                             EQ/Balanced Portfolio*
                    EQ/Bernstein Diversified Value Portfolio




* EQ/Aggressive Stock and EQ/Balanced Portfolios are multi-advised portfolios for which Alliance provides services under this Agreement with respect to a discrete portion.

                                   APPENDIX B
                      AMENDED INVESTMENT ADVISORY AGREEMENT

                                  FEE SCHEDULE

-----------------------------------------------------------------------------------------------------------------------------------
Related Portfolios                                                             Annual Advisory Fee Rate****
------------------------------------------------------------------------------------------------------------------------------------
Special Equity Portfolios, which shall include the                            0.60% of the Special Equity Portfolios' average
following Portfolios,  Allocated Portions, or Other                           daily net assets up to and including $1 billion;
Allocated Portions*** of a Portfolio (collectively                            0.55% of the Special Equities Portfolios' average
referred to as "Special Equity Portfolios"):                                  daily net assets over $1 billion up to and including
                                                                              $1.5 billion; 0.50% of the Special Equities
        EQ/Aggressive Stock*                                                  Portfolios' average daily net assets over $1.5
        Mid-Cap Allocated Portion**                                           billion up to and including $2 billion; 0.45% of the
        EQ/Alliance Global                                                    Special Equities Portfolios' average daily net assets
        EQ/Alliance International                                             over $2 billion up to and including $2.5 billion; and
        EQ/Alliance Premier Growth                                            0.40% of the Special Equities Portfolios' average
        EQ/Alliance Small Cap Growth                                          daily net assets over $2.5 billion
        EQ/Alliance Technology
        AXA Premier Small/Mid Cap Growth Fund***
        AXA Premier VIP Small/Mid Cap Growth
        Portfolio***
        AXA Premier Technology Fund***
        AXA Premier VIP Technology Portfolio***
        AXA Premier International Fund***
        AXA Premier VIP International Portfolio***
------------------------------------------------------------------------------------------------------------------------------------
General Equity and High Yield Portfolios, which shall                         0.50% of the General Equity/High Yield Portfolios'
include the following Portfolios, Allocated Portions, or                      average daily net assets up to and including $1
Other Allocated Portions*** of a Portfolio (collectively                      billion; 0.40% of the General Equity/High Yield
referred to as "General Equity/High Yield Portfolios")                        Portfolios' average daily net assets over $1 billion
                                                                              up to and including $2 billion; 0.30% of the General
        EQ/Alliance Common Stock                                              Equity/High Yield Portfolios' average daily net
        EQ/Alliance Growth Investors                                          assets over $2 billion up to and including $3 billion;
        Equity Allocated Portions**                                           and 0.20% of the General Equity/High Yield
        EQ/Alliance High Yield                                                Portfolios' average daily net assets over $3 billion
        EQ/Balanced*
        Equity Allocated Portion**
        EQ/Bernstein Diversified Value
        AXA Premier Large Cap Growth Fund***
        AXA Premier VIP Large Cap Growth Portfolio***
        AXA Premier Large Cap Core Equity Fund***
        AXA Premier VIP Large Cap Core Equity
           Portfolio***
------------------------------------------------------------------------------------------------------------------------------------
Fixed Income Portfolios, which shall include the                              0.30% of the Fixed Income Portfolios' average
following Portfolios, Allocated Portions or Other                             daily net assets up to and including $500 million;
Allocated Portions*** of a Portfolio (collectively                            0.25% of the Fixed Income Portfolios' average
referred to as "Fixed Income Portfolios")                                     daily net assets over $500 million up to and
                                                                              including $1 billion; 0.20% of the Fixed Income
        EQ/Alliance Intermediate Government Securities                        Portfolios' average daily net assets over $1 billion
        EQ/Alliance Growth Investors =                                        up to and including $1.5 billion; 0.15% of the Fixed
        Fixed Income Allocated Portion**                                      Income Portfolios' average daily net assets over
        EQ/Alliance Quality Bond                                              $1.5 billion up to and including $3 billion; and
        EQ/Balanced*                                                          0.12% of the Fixed Income Portfolios' average
        Fixed Income Allocated Portion**                                      daily net assets over $3 billion
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index                                                           0.05% of the EQ/Equity 500 Index Portfolio's
                                                                              average daily net assets up to and including $1
                                                                              billion; and 0.03% of the EQ/Equity 500 Index
                                                                              Portfolio's average daily net assets over $1 billion
------------------------------------------------------------------------------------------------------------------------------------
Money Market Portfolios, which shall include the                              0.13% of the Money Market Portfolios' average
following Portfolios or Other Allocated Portions*** of a                      daily net assets up to and including $750 million;
Portfolio (collectively referred to as "Money Market                          0.105% of the Money Market Portfolios' average
Portfolios")                                                                  daily net assets over $750 million up to and
                                                                              including $1.5 billion; 0.08% of the Money Market
        EQ/Alliance Money Market                                              Portfolios' average daily net assets over $1.5
        AXA Premier Money Market Fund                                         billion up to and including $2.5 billion; 0.06% of
                                                                              the Money Market Portfolios' average daily net
                                                                              assets over $2.5 billion up to and including $5
                                                                              billion; and 0.05% of the Money Market Portfolios'
                                                                              average daily net assets over $5 billion
------------------------------------------------------------------------------------------------------------------------------------
Large Cap Portfolios, which shall include the following                       0.30% of each of the  Large Cap Portfolios'
Portfolios, Allocated Portions or Other Allocated                             average daily net assets
Portions *** of a Portfolio (collectively referred to as
"Large Cap Portfolios")

        EQ/Aggressive Stock* -
        Large Cap Allocated Portion**
        EQ/Alliance Growth & Income
        AXA Premier Large Cap Value Fund***
        AXA Premier VIP Large Cap Value Portfolio***
------------------------------------------------------------------------------------------------------------------------------------

* This Portfolio has been designated a "multi-adviser portfolio" and the Adviser receives a fee based on a discrete portion of the Portfolio's assets that have been allocated to it by the Manager, which is referred to as an "Allocated Portion"

** This Portfolio is divided into discrete portions, each of which is managed separately by the Adviser. For purposes of this Agreement, these portions also are individually referred to as an "Allocated Portion"

*** Other Allocated Portions are other registered investment companies (or series or portions thereof) that are managed by the Manager and advised by the Adviser, which are classified as "Special Equity Portfolios," "General Equity Portfolios," "Fix Income Portfolios," "Large Cap Portfolios," or "Money Market Portfolios"

**** The daily advisory fee for the Related Portfolios is calculated by multiplying the aggregate net assets of the Related Portfolios at the close of the immediately preceding business day by the Annual Advisory Fee Rate calculated as set forth above and then dividing the result by the number of days in the year. The daily fee applicable to each Portfolio or Allocated Portion is the portion of the daily advisory fee for the Related Portfolios that is equal to the Portfolio's or Allocated Portion's net assets relative to the aggregate net assets of the Related Portfolios, including the Portfolio or the Allocated Portion, used in the fee calculation for that day